Exhibit 99.2

Foamix and Menlo Therapeutics to Merge,

Creating a Combined Company Focused on the Development and

Commercialization of Therapeutics for Dermatologic Indications

•	Combination establishes a dermatology-focused company with a broad portfolio of an approved product and late-stage dermatology assets

•	Menlo’s serlopitant for pruritus associated with prurigo nodularis (“PN”) complements Foamix’s existing portfolio and addresses a significant unmet medical need for a serious disease state

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Foamix’s sales and marketing infrastructure will provide meaningful leverage to potential launches for product candidates FMX103 for rosacea and Menlo’s serlopitant for pruritus associated with prurigo nodularis

•	Strong pipeline with several meaningful near-term catalysts

•	Strong combined balance sheet with cash through H1 2021

•	Foamix shareholders expected to own approximately 59% and Menlo shareholders approximately 41% of the combined company, subject to adjustment

•	Conference call and webcast scheduled by Foamix for November 11, 2019, at 8:30 a.m. Eastern Time

REHOVOT, Israel, BRIDGEWATER, N.J. and REDWOOD CITY, C.A., November 11, 2019 – Foamix Pharmaceuticals Ltd. (Nasdaq: FOMX ) (“Foamix”) and Menlo Therapeutics Inc. (Nasdaq: MNLO) (“Menlo”) today announced that they have signed a definitive merger agreement to create a combined biopharmaceutical company focused on the commercialization and development of therapeutics to serve patients in the dermatology space. The Boards of Directors of both Foamix and Menlo have unanimously approved the transaction.

The combined company will have a diversified portfolio including an approved product and three late-stage product candidates focused on dermatologic indications.

Foamix recently received FDA approval for AMZEEQTM (minocycline) topical foam, 4%, for the treatment of inflammatory lesions of non-nodular moderate-to-severe acne vulgaris in adults and pediatric patients 9 years of age and older. AMZEEQTM is the first topical formulation of minocycline. Foamix is finalizing the implementation of the commercial infrastructure in preparation for a U.S. commercial launch anticipated in January 2020.

Foamix recently submitted a New Drug Application to the U.S. Food and Drug Administration (FDA) for FMX103 (minocycline) topical foam, for the treatment of moderate-to-severe papulopustular rosacea. The FDA set a Prescription Drug User Fee Act action date of June 2nd, 2020. If approved, FMX103 would be the first minocycline product available for rosacea patients. Foamix is also conducting a Phase II trial for FCD105, a topical combination foam of minocycline and adapalene, currently being evaluated for the treatment of moderate-to-severe acne vulgaris.

Menlo’s lead late stage product candidate, serlopitant, is being developed as a novel treatment for pruritus (itch). Two Phase III clinical trials of serlopitant for the treatment of pruritus associated with prurigo nodularis (“PN”) are fully enrolled, with results expected in March or April 2020. Serlopitant has received Breakthrough Therapy Designation by the FDA for the treatment of pruritus associated with PN and has the potential to be the first approved therapy for this indication. Serlopitant is also being evaluated for chronic pruritus of unknown origin (“CPUO”), currently in Phase II clinical trials, and for pruritus associated with psoriasis, which had positive Phase II data.

The combined company has a compelling product portfolio and late-stage pipeline. There are multiple near-term milestones:

•	Commercial launch of AMZEEQTM anticipated in January 2020

•	Phase II clinical trial results for serlopitant for the treatment of CPUO in January or February 2020

•	Phase III clinical trial results in the U.S. and Europe for serlopitant for the treatment of pruritus in PN in March or April 2020

•	FMX103 PDUFA action date of June 2, 2020

•	Phase II clinical trial results for FCD105 for treatment of moderate to severe acne with top-line data expected in mid-2020

•	NDA submission, assuming Phase III success for serlopitant for the treatment of pruritus in PN, in H2 2020

Rationale for the Transaction

The rationale for this transaction is to create value for the combined shareholders of Foamix and Menlo that can be more advantageous together than separately through several synergies:

•	Commercial leverage: Foamix’s dermatology sales and marketing organization can more effectively launch Menlo’s near-term potential breakthrough product for pruritus associated with PN

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Cost savings: by utilizing Foamix’s commercial organization and G&A infrastructure, the companies could save approximately $50 million per year versus the stand-alone estimated duplicate organization costs in future years

•	Reduced financing need: the combined cash from the companies provides runway through H1 2021

•	Creates a leading dermatology company with multiple products

Transaction Details

The transaction is structured as a stock-for-stock exchange, enabling the Foamix and Menlo shareholders to share in the upside advantages of combining the companies. Recognizing the near term data coming from Menlo’s Phase III trials in PN, the transaction accounts for the data outcomes by providing a premium to Menlo in the event that both trials are successful, while creating a mechanism to provide more shares to Foamix shareholders to provide downside adjustment if one or both PN trials do not hit their primary endpoint.

Under the terms of the merger agreement, each share of Foamix stock will be exchanged for 0.5924 of a share of Menlo common stock and a contingent stock right (“CSR”). The exchange ratio (prior to any adjustment through the CSR) implies a 18% premium to Menlo shareholders based upon the 10-day average volume weighted trading price for each company. Foamix shareholders will own approximately 59% of the combined company and Menlo shareholders will own approximately 41% on a pro forma, fully diluted basis, giving effect to all dilutive stock options at the time of announcement, units and warrants but without taking into account any adjustment to the exchange ratio or through the CSR. The exchange ratio or CSR may result in the delivery of additional shares of Menlo common stock to Foamix shareholders dependent upon the Phase III trial results for serlopitant for the treatment of pruritus in PN. There are certain adjustments to the ownership levels for each company’s shareholders as follows that result from an adjustment to the exchange ratio under the Merger Agreement prior to closing or post-closing through the issuance of CSRs to Foamix shareholders:

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If one of the Phase III PN trials fails to meet its primary endpoint at or before May 31, 2020, Foamix shareholders will receive an additional 0.6815 of a share of Menlo common stock for each Foamix share, increasing pro forma ownership of the combined company by Foamix shareholders to 76%

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If both Phase III PN trials fail to meet their primary endpoints at or before May 31, 2020, Foamix shareholders will receive 1.2082 additional Menlo shares for each Foamix share, increasing pro forma ownership of the combined company by Foamix shareholders to 82%

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If both the Phase III PN trials are successful with results announced by May 31, 2020, then no additional Menlo shares will be issued to Foamix shareholders and pro forma ownership by Foamix shareholders will remain 59%

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In the event that the results of the Phase III PN trials are received prior to closing (or if the results of neither trial has been announced by May 31, 2020 and the closing occurs thereafter), then the exchange ratio will be amended based on the clinical trial results and no CSRs will be issued.

The adjustments to ownership levels were designed with the intent of providing protection to Foamix shareholders in the event that either of these important serlopitant clinical trials were not successful. To the extent the CSRs are issued, they will not be registered or separately tradeable, and there will be restrictions on their transfer.

The combined company will be led by David Domzalski, CEO of Foamix and headquartered in New Jersey. The board of the combined company will consist of five members designated by Foamix (including Mr. Domzalski) and two members designated by Menlo (including Steve Basta, its CEO).

The transaction is subject to approval of the merger by Foamix shareholders, approval of the share issuance to Foamix shareholders by Menlo stockholders, as well as regulatory approvals and satisfaction of other customary closing conditions. Certain significant shareholders of Foamix and Menlo, together with the CEOs of both companies, have entered into agreements, whereby they have agreed to vote the shares they hold at the time of the shareholder meeting in favor of the merger and/or share issuance (subject to limited exceptions). The transaction is expected to be completed in late Q1/early Q2 of 2020.

Combination Creates a Differentiated Dermatology-Focused Company

The combination of the two companies is expected to capitalize on the collective skills sets, internal expertise and combined assets to create a comprehensive and more scaled biopharmaceutical company focused on dermatology. Foamix’s mission is to improve the lives of patients by developing and commercializing proprietary, innovative and differentiated drugs in dermatology, and plans to leverage its infrastructure to efficiently commercialize a portfolio of products while continuing to develop new therapies.

Foamix is currently developing the commercial infrastructure to support the upcoming U.S. commercial launch of AMZEEQTM anticipated in January 2020. The initial launch intends to focus on 6,000 high-prescribing dermatologists. The commercialization plans for FMX103 and serlopitant for pruritus associated with PN, if approved, will utilize the established sales force and commercial infrastructure for AMZEEQTM requiring minimal additional investment.

David Domzalski, Foamix Chief Executive Officer, said: “The combination of Menlo with Foamix accelerates our progression in becoming a leading dermatology-focused company with several late-stage assets that can leverage the commercialization infrastructure we are building to support the launch of AMZEEQTM. Serlopitant for pruritus associated with PN represents a breakthrough therapy for a dermatologic condition with no currently approved treatment options. Further, Foamix’s drug development platform will continue to bring novel dermatology product candidates into the clinic, including FCD105, which recently began enrollment in its Phase II trial. The combined company will look to continue developing products that will leverage the existing infrastructure. We are excited about the momentum our company has now, and want to thank our employees and partners for their hard work and deep commitment as we enter this next phase.”

Steve Basta, Menlo Chief Executive Officer, said: “Our goal with this merger is to maximize value by developing and commercializing our assets in the context of a broader dermatology franchise. A combination with Foamix will help de-risk and accelerate serlopitant’s commercial launch, assuming approval. The Foamix management team also brings extensive R&D and commercial expertise, having developed two novel topical therapies for acne and rosacea at Foamix, and also in leading the successful commercial launches of several dermatology products prior to Foamix. We are excited about what these two companies can accomplish together.”

The combined company is expected to have sufficient cash to support its operational plans through the first half of 2021.

Barclays acted as exclusive financial advisor to Foamix. Skadden, Arps, Slate, Meagher & Flom, LLP and Meitar, Liquornik, Geva, Leeshem and Tal acted as Foamix’s legal counsel in connection with the transaction. Guggenheim Securities, LLC acted as exclusive financial advisor to Menlo. Latham & Watkins LLP and Herzog, Fox & Neeman acted as Menlo’s legal counsel in connection with the transaction.

Conference Call and Webcast

There will be a conference call and webcast with slides, at 8:30 a.m. Eastern Time today Monday, November 11th, with Foamix and Menlo to discuss the merger and respond to questions.

Investors Dial:	877-407-0784
Int’l Investors Dial:	201-689-8560
Investors in Israel Dial:	1 809 406 247
Conference ID:	13696725

Webcast:	http://public.viavid.com/index.php?id=137044

The webcast and slides will also be archived for a period of 90 days on the Investor Relations web pages of Foamix (http://www.foamix.com/investors/events-and-presentations/events) and Menlo (http://ir.menlotherapeutics.com/).

About Acne

Acne is a chronic, inflammatory skin condition that affects the skin’s oil glands and hair follicles. It is characterized by both inflammatory lesions (papules and pustules) and non-inflammatory lesions (open and closed comedones) affecting primarily the face and truncal areas of the body. Acne affects approximately 40 to 50 million people in the U.S. alone, of whom approximately 10 million have moderate to severe disease that may impact self-esteem and quality of life. For most people, acne diminishes over time and tends to disappear or decrease, by age 25. However, some individuals, particularly women, can experience acne much later in life.

About Foamix Pharmaceuticals

Foamix is a specialty pharmaceutical company working to solve some of today’s most difficult therapeutic challenges in dermatology and beyond.

With expertise in topical medicine innovation as a springboard, the Company is working to develop and commercialize solutions that were long thought impossible, including the world’s first topical minocycline, AMZEEQ. Its proprietary Molecule Stabilizing Technology (MST™) is utilized in the Company’s dermatology products and in other products currently in development: FMX103 for the potential treatment of moderate to severe papulopustular rosacea and FCD105 for the potential treatment of moderate to severe acne.

Foamix is a different type of specialty pharmaceutical company by design, driven to see the solutions, overcome barriers in all aspects of business, and reimagine what’s possible for conditions with high unmet needs.

Foamix uses its website as a channel to distribute information about Foamix and its product candidates from time to time. Foamix may use its website to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Foamix’s website in addition to following its press releases, filings with the Securities and Exchange Commission, public conference calls, and webcasts. For more information, visit www.foamix.com.

About Serlopitant

Serlopitant is a small molecule, highly selective NK1 receptor antagonist. Two critical mediators of the urge to scratch are Substance P, or SP, and its receptor, the neurokinin-1 receptor, or NK1 receptor. SP is a naturally occurring peptide in the tachykinin neuropeptide family. Tachykinins have a broad range of functions in the nervous and immune systems. SP binding of NK1 receptor has been shown to be a key mediator of sensory nerve signaling, including the itch-scratch reflex and the vomiting reflex.

About Menlo Therapeutics

Menlo Therapeutics Inc. is a late-stage biopharmaceutical company focused on the development of serlopitant, a once-daily oral NK1 receptor antagonist, for the treatment of pruritus. The company’s clinical development program for serlopitant covers three indications and includes two ongoing Phase 3 clinical trials for the treatment of pruritus associated with prurigo nodularis, a Phase 3-ready clinical program for the treatment of pruritus associated with psoriasis, and a Phase 2 clinical trial for the treatment of chronic pruritus of unknown origin.

Additional Information and Where to Find It

Menlo plans to file a Registration Statement on Form S-4 containing a joint proxy statement/prospectus of Menlo and Foamix and other documents concerning the proposed merger with the Securities and Exchange Commission (the “SEC”). BEFORE MAKING ANY VOTING DECISION, MENLO’S AND FOAMIX’S RESPECTIVE STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF MENLO AND FOAMIX WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents filed by Menlo and Foamix with the SEC at the SEC’s website at www.sec.gov. Investors and stockholders will be able to obtain a free copy of the joint proxy statement/prospectus and other documents containing important information about Menlo and Foamix, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Menlo and Foamix make available free of charge at www.menlotherapeutics.com and www.foamix.com, respectively (in the “Investor Relations” section), copies of materials they file with, or furnish to, the SEC.

Participants in the Solicitation

This press release does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Menlo, Foamix and their respective directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of Menlo and Foamix in connection with the proposed merger. Security holders may obtain information regarding the names, affiliations and interests of Menlo’s directors and officers in Menlo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 28, 2019, and its definitive proxy statement for the 2019 annual meeting of stockholders, which was filed with the SEC on May 10, 2019. Security holders may obtain information regarding the names, affiliations and interests of Foamix’s directors and officers in Foamix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 28, 2019, and its definitive proxy statement for the 2019 annual meeting of stockholders, which was filed with the SEC on March 11, 2019. To the extent the holdings of Menlo securities by Menlo’s directors and executive officers or the holdings of Foamix securities by Foamix’s directors and executive officers have changed since the amounts set forth in Menlo’s or Foamix’s respective proxy statement for its 2019 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger will be included in the joint proxy statement/prospectus relating to the proposed merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov,Menlo’s website at http://ir.menlotherapeutics.com/financials/sec-filings and Foamix’s website at https://www.foamix.com/investors/sec-filings.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Such factors include, but are not limited to: (i) Menlo or Foamix may be unable to obtain stockholder approval as required for the merger; (ii) other conditions to the closing of the merger may not be satisfied; (iii) the merger may involve unexpected costs, liabilities or delays; (iv) the effect of the announcement of the merger on the ability of Menlo or Foamix to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Menlo or Foamix does business, or on Menlo’s or Foamix’s operating results and business generally; (v) Menlo’s or Foamix’s respective businesses may suffer as a result of uncertainty surrounding the merger and disruption of management’s attention due to the merger; (vi) the outcome of any legal proceedings related to the merger; (vii) Menlo or Foamix may be adversely affected by other economic, business, and/or competitive factors; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ix) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (x) the risk that Menlo or Foamix may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; and (xi) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. Additional factors that may affect the future results of Menlo and Foamix are set forth in their respective filings with the SEC, including each of Menlo’s or Foamix’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. See in particular Item 1A of Part II of Menlo’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 under the heading “Risk Factors” and Item 1A of Part II of Foamix’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 under the heading “Risk Factors.” The risks and uncertainties described above and in Menlo’s most recent Quarterly Report on Form 10-Q and Foamix’s most recent Quarterly Report on Form 10-Q are not exclusive and further information concerning Menlo and Foamix and their respective businesses, including factors that potentially could materially affect its business, financial condition or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements. Readers should also carefully review the risk factors described in other documents that Menlo and Foamix file from time to time with the SEC. The forward-looking statements in this press release speak only as of the date of this press release. Except as required by law, Menlo and Foamix assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Foamix Corporate Contact:

Ilan Hadar, CFO

Foamix Pharmaceuticals Ltd.

+972-8-9316233

ilan.hadar@foamixpharma.com

Media Relations:

Vusi Moyo

Zeno Group

312-396-9703

vusi.moyo@zenogroup.com

U.S. Investor Relations:

Joyce Allaire

LifeSci Advisors, LLC

646-889-1200

jallaire@lifesciadvisors.com

Menlo Therapeutics:

Investor Contact: ir@menlotx.com